UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2011

Save The World Air, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2011, Save The World Air, Inc. (the “Company”) and Temple University (“Temple”) entered into two (2) Exclusive License Agreements (collectively, the “License Agreements”) relating to Temple’s patent applications, patents and technical information pertaining to technology associated with an electric and/or magnetic field assisted fuel injector system (the “First Temple License”), and to technology to reduce crude oil viscosity (the “Second Temple License”).  The License Agreements are exclusive and the territory licensed to the Company is worldwide.

Pursuant to the First Temple License, the Company has agreed to pay Temple a royalty on net sales for each calendar quarter during the term of the agreement, as follows:  (a) seven percent (7%) of the first $20,000,000 of net sales; (b) six percent (6%) of net sales in excess of $20,000,000 and less than or equal to $40,000,000; (c) five percent (5%) of net sales in excess of $40,000,000 and less than or equal to $100,000,000; and (d) four percent (4%) on net sales in excess of $100,000,000.  Additionally, the Company has agreed to pay Temple a non-refundable license fee of $200,000, $25,000 of which is due thirty (30) days from the effective date of the License Agreement, i.e. August 1, 2011 (the “Effective Date”), and $75,000 of which is due ninety (90) days from the Effective Date, and $100,000 of which is due one hundred eighty (180) days from the Effective Date.  Additionally, an annual non-refundable license maintenance fee payment (which shall be credited against royalty payments) shall be paid to Temple in the amount of $125,000, subject to deferment of $37,500 in the event the Company funds at least $250,000 in research or development of Temple’s patent rights licensed to the Company under the First Temple License.  The Company shall also pay Temple twenty-five percent (25%) of all consideration the Company receives from its sub-licensees to secure or maintain the sub-license or option thereon.  The term of the First Temple License commences on the Effective Date through the last to expire of the patents contemplated thereunder, unless sooner terminated under terms of the First Temple License.

A copy of the First Temple License is attached to this report as Exhibit 10.94.  The description in this report is qualified in its entirety by reference to the terms and condition set forth in the attached First Temple License.

The Second Temple License contains the same terms and conditions as the First Temple License described above, including the Company’s agreement to pay Temple a royalty on net sales for each calendar quarter during the term of the agreement, as follows:  (a) seven percent (7%) of the first $20,000,000 of net sales; (b) six percent (6%) of net sales in excess of $20,000,000 and less than or equal to $40,000,000; (c) five percent (5%) of net sales in excess of $40,000,000 and less than or equal to $100,000,000; and (d) four percent (4%) on net sales in excess of $100,000,000.  Additionally, pursuant to the Second Temple License, the Company shall pay Temple a non-refundable license fee of $100,000, $25,000 of which is due thirty (30) days from the Effective Date of the Second Temple License, i.e. August 1, 2011, and $75,000 of which is due ninety (90) days from the Effective Date.  Additionally, an annual non-refundable license maintenance fee payment (which shall be credited against royalty payments) shall be paid to Temple in the amount of $62,500,  The Company shall also pay Temple twenty-five percent (25%) of all consideration the Company receives from its sub-licensees to secure or maintain the sub-license or option thereon.  The term of the Second Temple License commences on the Effective Date through the last to expire of the patents contemplated thereunder, unless sooner terminated under terms of the Second Temple License.

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A copy of the Second Temple License is attached to this report as Exhibit 10.95.  The description in this report is qualified in its entirety by reference to the terms and condition set forth in the attached Second Temple License.

Item 9.01 Financial Statements and Exhibits

10.94	License Agreement with Temple University (technology to an electric and/or magnetic field assisted fuel injector system)
10.95	License Agreement with Temple University (technology to reduce crude oil viscosity)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2011	SAVE THE WORLD AIR, INC.
By:
Cecil B. Kyte
Chief Executive Officer

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